Exhibit 99.1

Proterra Selected In Electric Bus Contract By Washington State Department of Enterprise Services

Transit agencies, universities, and commercial customers can now purchase Proterra battery-electric buses directly from the Washington State Cooperative Purchasing Contract

Burlingame, Calif. –– Proterra Inc. (“Proterra”), a leading innovator in commercial vehicle electrification technology, today announced that it has been selected by the Washington State Department of Enterprise Services as a vendor to supply zero-emission battery-electric transit buses and charging infrastructure under the state’s regional Cooperative Purchasing Contract.

Proterra was chosen to help streamline local transit agencies’ access to vehicles that best meet their specific transit system needs. Transit agencies, universities, and other commercial operators can now purchase Proterra battery-electric buses as well as Proterra charging infrastructure through the Washington State Cooperating Purchasing program’s pre-established contract.

“Proterra is proud to support more than 130 customers across North America including transit agencies, airports, universities, and commercial operators that are delivering an essential service to riders. We look forward to helping even more customers throughout the country accelerate the switch to 100% clean transportation for all,” said John Walsh, Proterra Senior Vice President.

Proterra battery-electric buses feature zero tailpipe emissions, saving approximately 230,000 pounds of greenhouse gases annually when replacing diesel buses. The purpose-built electric buses further offer a quieter ride for reduced noise pollution, greater efficiency, and lower operating costs than combustion engine vehicles.

In 2020, Proterra introduced its fifth-generation battery-electric transit vehicle, the Proterra ZX5. The Proterra ZX5 electric transit bus features a new streamlined vehicle design and maximizes the amount of energy that can be stored on board the vehicle to increase power and range. The 40-foot Proterra ZX5 can be equipped with 675 kWh of energy storage to deliver up to 329 miles of drive range, which represents the most energy storage and longest drive range of any 40-foot electric bus available in the market today. The Proterra ZX5 is available to customers today as a 35-foot and 40-foot bus and in models featuring 450 kWh and 225 kWh of energy storage capacity.

In addition to its transit products, Proterra Energy fleet solutions offers a turn-key approach to delivering the complete energy ecosystem for heavy-duty electric fleets, including charging infrastructure design, build, financing, operations, maintenance and energy optimization.

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About Proterra

Proterra is a leader in the design and manufacture of zero-emission electric transit vehicles and EV technology solutions for commercial applications. With industry-leading durability and energy efficiency based on rigorous U.S. independent testing, Proterra products are proudly designed, engineered and manufactured in America, with offices in Silicon Valley, South Carolina, and Los Angeles. For more information, visit: http://www.proterra.com and follow us on Twitter @Proterra_Inc.

Proterra recently entered into a merger agreement with ArcLight Clean Transition Corp. (Nasdaq: ACTCU, ACTC and ACTW), a special purpose acquisition company. For more information, see https://arclightclean.com/.

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Business Combination

On January 11, 2021, Proterra entered into a merger agreement with ArcLight Clean Transition Corp. (Nasdaq: ACTCU, ACTC and ACTW), a special purpose acquisition company. ArcLight has filed with the SEC a Registration Statement on Form S-4 (as amended, the “Registration Statement”), which includes a preliminary proxy statement/prospectus of ArcLight, in connection with the proposed merger transaction (the “Business Combination”) involving ArcLight and Proterra. After the Registration Statement is declared effective, ArcLight will mail a definitive proxy statement/prospectus and other relevant documents to stockholders of ArcLight as of a record date to be established for voting on the Business Combination. ArcLight’s stockholders and other interested persons are advised to read, the preliminary proxy statement/prospectus, and amendments thereto, and, when available, the definitive proxy statement/prospectus in connection with ArcLight’s solicitation of proxies for its stockholders’ meeting to be held to approve the Business Combination because the proxy statement/prospectus will contain important information about ArcLight, Proterra and the Business Combination. Stockholders will also be able to obtain copies of the Registration Statement, without charge, once available, at the SEC’s website at www.sec.gov. In addition, the documents filed by ArcLight may be obtained free of charge from ArcLight at https://www.arclightclean.com or by directing a request to: ArcLight Clean Transition Corp., 200 Clarendon Street, 55th Floor, Boston, MA 02116.

Participants in the Solicitation

ArcLight, Proterra and their respective directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of ArcLight’s shareholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of ArcLight’s directors and officers, and Proterra’s directors and executive officers, in ArcLight’s filings with the SEC, including the Registration Statement.

Disclaimer

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Media Contact:  Shane Levy
Proterra Corporate Communications
PR@proterra.com

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